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                                     EXHIBIT 4(c)

                             Specimen Authorization Card

AUTHORIZATION CARD

INVESTORS REAL ESTATE TRUST - DIVIDEND REINVESTMENT PLAN

I wish to participate in the Dividend Reinvestment (the "Plan") for the purchase of whole and fractional Shares of Beneficial Interest ("Shares") of Investors Real Estate Trust (the "Company") as follows: (Please initial and complete only one line)

_____ FULL DIVIDEND REINVESTMENT. I want to reinvest dividends on all Shares now or hereafter registered in my name and on all Shares held for me by the Plan Administrator.

_____ PARTIAL DIVIDEND REINVESTMENT. Send any dividends in cash on
__________* number of whole Shares and reinvest any remaining dividends.

*Cannot be greater than the total number of Shares that may hereafter be registered in your name and held for you under the Plan.

_____ CASH PAYMENTS ONLY (NO DIVIDEND REINVESTMENT). Please pay all dividends in cash.

My participation is subject to the provisions of the Plan as set forth in the Prospectus relating to the Shares offered pursuant to the Plan.

                       ACCOUNT LEGAL REGISTRATION (CHOOSE ONE):

1.  SINGLE/JOINT ACOUNT *

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Name

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Joint Owner (if any)

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Joint Owner (if any)

*Joint account will be presumed to be joint tenants with right of survivorship unless restricted by applicable state law or otherwise indicated. Only one Social Security Number is required.

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2.  CUSTODIAL ACCOUNT *

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Custodian's Name

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Minor's Name

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Minor's State of Residence

*A minor is the beneficial owner of the account with an adult custodian managing the account until the minor becomes of age, as specified in the Uniform Gifts of Transfer to Minors Act in the minor's state of residence.

3.  TRUST ACCOUNT *

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Trust Name or Beneficiary

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Trustee Name

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Date of Trust

*Account is established in accordance with the provisions of a trust agreement.

                            ADDITIONAL ACCOUNT INFORMATION

SOCIAL SECURITY NUMBER ________________________
(Should be that of the minor if this is a Custodial Account.)

I hereby warranty that under penalties of perjury, the Social Security Number provided above is correct.

ACCOUNT ADDRESS
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               Street, City, State, Zip Code and Daytime Phone Number


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Date                     Signature

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Date                     Signature

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